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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement pertaining to the Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants (on Form S-8) of Opinion Research Corporation of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
September 25, 2000